Exhibit 3(i)(B)
                                                               ---------------


                           CERTIFICATE OF AMENDMENT

                                    TO THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           FORT HOWARD CORPORATION

                                  * * * * *




     Fort Howard Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

1.   The name of the Corporation is Fort Howard Corporation (the
"Corporation"). The date of filing of its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was March 15, 1995.

2. The Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to Article IV of the Restated Certificate of Incorporation of the Corporation:

          "SECTION 4.1. AUTHORIZED CAPITAL. SHARES. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 250,000,000 shares, of which (i) 200,000,000 shares shall be common stock, par value $.01 per share ("Common Stock") and (ii) 50,000,000 shares shall be preferred stock, par value $.01 per share ("Preferred Stock")."

3. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Fort Howard Corporation has caused this certificate to be signed by James W. Nellen II, its Vice President and Secretary, this 28th day of May, 1997.



                                          FORT HOWARD CORPORATION

                                          By:   /s/ James W. Nellen II
                                               -------------------------

                                               James W. Nellen II
                                               Vice President and Secretary